Alexander County	Exhibit 4.78

STATE OF ILLINOIS ) SS
COUNTY OF ALEXANDER ) NO. 2011-304
THIS INSTRUMENT FILED FOR RECORD
THIS 30TH DAY OF MARCH A.D. 2011
AT 11:00 O’CLOCK ☒ AM ☐ PM
AND RECORDED IN BOOK 50 PAGE 30

  /s/ Illegible

RECORDER

DATE: 3/30/11
RENTAL HOUSING SUPPORT
PROGRAM FUND SURCHARGES: $10.00

WHEN RECORDED MAIL TO:

Ameren Illinois Company

Craig W. Stensland

One Ameren Plaza (MC 1310)

1901 Chouteau Avenue

St. Louis, MO 63103

AMEREN ILLINOIS COMPANY

(SUCCESSOR TO ILLINOIS POWER COMPANY)

TO

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

AS SUCCESSOR TRUSTEE TO

HARRIS TRUST AND SAVINGS BANK

SUPPLEMENTAL INDENTURE

DATED AS OF JANUARY 15, 2011

TO

GENERAL MORTGAGE INDENTURE AND DEED OF TRUST

DATED AS OF NOVEMBER 1, 1992

This instrument was prepared by Steven R. Sullivan, Senior Vice President, General Counsel and Secretary of Ameren Illinois Company c/o Ameren Corporation, One Ameren Plaza, 1901 Chouteau Avenue, St. Louis, Missouri 63103.

SUPPLEMENTAL INDENTURE dated as of January 15, 2011 (“this Supplemental Indenture”), made by and between AMEREN ILLINOIS COMPANY (formerly named Central Illinois Public Service Company (“CIPS”) and successor to Illinois Power Company (“IP”) pursuant to the Merger, as defined below), a corporation organized and existing under the laws of the State of Illinois (hereinafter sometimes called the “Company”), party of the first part, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association organized and existing under the laws of the United States, as successor trustee to Harris Trust and Savings Bank, a corporation organized and existing under the laws of the State of Illinois, as Trustee (the “Trustee”) under the General Mortgage Indenture and Deed of Trust dated as of November 1, 1992, hereinafter mentioned, party of the second part;

WHEREAS, IP has heretofore executed and delivered its General Mortgage Indenture and Deed of Trust dated as of November 1, 1992 as from time to time amended and supplemented (the “Indenture”), to the Trustee, for the security of the Bonds issued and to be issued thereunder (the “Bonds”); and

WHEREAS, pursuant to the terms and provisions of the Indenture there were created and authorized by supplemental indentures thereto bearing the following dates, respectively, the Mortgage Bonds of the series issued thereunder and respectively identified opposite such dates:

DATE OF SUPPLEMENTAL INDENTURE	IDENTIFICATION OF SERIES	CALLED

February 15, 1993	8% Series due 2023 (redeemed)	Bonds of the 2023 Series

March 15, 1993	6 1/8% Series due 2000 (paid at maturity)	Bonds of the 2000 Series

March 15, 1993	6 3/4% Series due 2005 (paid at maturity)	Bonds of the 2005 Series

July 15, 1993	7 1/2% Series due 2025 (redeemed)	Bonds of the 2025 Series

August 1, 1993	6 1/2% Series due 2003 (paid at maturity)	Bonds of the 2003 Series

October 15, 1993	5 5/8% Series due 2000 (paid at maturity)	Bonds of the Second 2000 Series

November 1,1993	Pollution Control Series M (redeemed)	Bonds of the Pollution Control Series M

November 1, 1993	Pollution Control Series N (redeemed)	Bonds of the Pollution Control Series N

November 1, 1993	Pollution Control Series O (redeemed)	Bonds of the Pollution Control Series O

April 1, 1997	Pollution Control Series P (retired)	Bonds of the Pollution Control Series P

April 1, 1997	Pollution Control Series Q (retired)	Bonds of the Pollution Control Series Q

April 1, 1997	Pollution Control Series R (retired)	Bonds of the Pollution Control Series R

March 1, 1998	Pollution Control Series S	Bonds of the Pollution Control Series S

DATE OF SUPPLEMENTAL INDENTURE	IDENTIFICATION OF SERIES	CALLED

March 1, 1998	Pollution Control Series T	Bonds of the Pollution Control Series T

July 15, 1998	6 1/4% Series due 2002 (paid at maturity)	Bonds of the 2002 Series

September 15, 1998	6% Series due 2003 (paid at maturity)	Bonds of the Second 2003 Series

June 15, 1999	7.50% Series due 2009 (paid at maturity)	Bonds of the 2009 Series

July 15, 1999	Pollution Control Series U	Bonds of the Pollution Control Series U

July 15, 1999	Pollution Control Series V (redeemed)	Bonds of the Pollution Control Series V

May 1, 2001	Pollution Control Series W (retired)	Bonds of the Pollution Control Series W

May 1, 2001	Pollution Control Series X (retired)	Bonds of the Pollution Control Series X

July 1, 2002	10 5/8% Series due 2007 (not issued)	Bonds of the 2007 Series

July 1, 2002	10 5/8% Series due 2012 (not issued)	Bonds of the 2012 Series

December 15, 2002	11.50% Series due 2010 (redeemed)	Bonds of the 2010 Series

June 1, 2006	Mortgage Bonds, Senior Notes Series AA	Bonds of Series AA

August 1, 2006	Mortgage Bonds, 2006 Credit Agreement Series Bonds (retired)	2006 Credit Agreement Series Bonds

March 1, 2007	Mortgage Bonds, 2007 Credit Agreement Series Bonds (retired)	2007 Credit Agreement Series Bonds

November 15, 2007	Mortgage Bonds, Senior Notes Series BB	Bonds of Series BB

April 1, 2008	Mortgage Bonds, Senior Notes Series CC	Bonds of Series CC

October 1, 2008	Mortgage Bonds, Senior Notes Series DD	Bonds of Series DD

June 15, 2009	Mortgage Bonds, 2009 Credit Agreement Series Bonds (retired)	2009 Credit Agreement Series Bonds

October 1, 2010	Mortgage Bonds, Senior Notes Series CIPS-AA	Series CIPS-AA Mortgage Bonds

October 1, 2010	Mortgage Bonds, Senior Notes Series CIPS-BB	Series CIPS-BB Mortgage Bonds

October 1, 2010	Mortgage Bonds, Senior Notes Series CIPS-CC	Series CIPS-CC Mortgage Bonds

and

WHEREAS, a supplemental indenture with respect to the Bonds of the 2007 Series and the Bonds of the 2012 Series listed above was executed and filed but such Bonds of the 2007 Series and Bonds of the 2012 Series were never issued and a release with respect to such supplemental indenture was subsequently executed and filed; and

WHEREAS, as of 12:01 a.m. Central Time on October 1, 2010, pursuant to the Agreement and Plan of Merger dated as of April 13, 2010 among CIPS, IP and Central Illinois Light Company (“CILCO”), IP and CILCO were merged into the Company (the “Merger”) whereby the Company is the surviving corporation; and

WHEREAS, the Company hereby elects to subject to the Lien of the Indenture certain real property owned by CIPS immediately prior to the Merger; and

WHEREAS, the Company, in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Indenture, and pursuant to appropriate resolutions of the Board of Directors, has duly resolved and determined to make, execute and deliver to the Trustee this Supplemental Indenture in the form hereof for the purposes herein provided; and

WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

THAT to secure the payment of the principal of, premium, if any, and interest on all Bonds issued and Outstanding under the Indenture when payable in accordance with the provisions thereof and hereof, and to secure the performance by the Company of, and its compliance with, the covenants and conditions of the Indenture, and in consideration of the premises and of One Dollar paid to the Company by the Trustee, the Company does hereby grant, bargain, sell, release, convey, quitclaim, assign, transfer, mortgage, pledge, set over and confirm unto the Trustee, and to its successors in trust and to its assigns, all of the property, rights and interests in property described in the attached Property Schedule (other than Excepted Property, which is expressly excepted and excluded from the Lien of the Indenture); the Company expressly reserves the right, at any time and from time to time, by one or more supplemental indentures, to subject to the Lien and operation of the Indenture any part or all of the Excepted Property upon such terms and conditions and subject to such restrictions, limitations and reservations as may be set forth in such supplemental indenture or indentures; together with all other property of whatever kind and nature subjected to or intended to be subjected to the Lien of the Indenture by any of the terms and provisions thereof.

TO HAVE AND TO HOLD all such properties, rights and interests in property granted, bargained, sold, warranted, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed or in which a security interest has been granted by the Company in the Indenture or intended or agreed to be so granted, together with all the appurtenances thereto, unto the Trustee and its successors and assigns forever,

SUBJECT, HOWEVER, to Permitted Liens and to Liens which have been granted by the Company to other Persons prior to the date of the execution and delivery of this Supplemental Indenture, and subject also, as to any property hereafter acquired by the Company, to vendors’ Liens, purchase money mortgages and other Liens thereon at the time of the acquisition thereof (including, but not limited to the Lien of any Prior Mortgage), it being understood that with respect to any of such property which is now or hereafter becomes subject to the Lien of any Prior Mortgage, the Lien of the Indenture shall at all times be junior and subordinate to the Lien of such Prior Mortgage;

BUT IN TRUST, NEVERTHELESS, for the equal and proportionate benefit and security of all present and future holders of the Bonds and any coupons issued and to be issued thereunder and secured by the Lien of the Indenture, and to secure the payment of the principal of, premium, if any, and interest on the Bonds issued and Outstanding under the Indenture when payable in accordance with the provisions thereof and hereof, and to secure the performance of the Company, of, and its compliance with, the covenants and conditions of the Indenture without any preference, priority or distinction of any one Bond over any other Bond by reason of priority in the issue or negotiation thereof or otherwise.

PROVIDED, HOWEVER, that if, after the right, title and interest of the Trustee in and to the Mortgaged Property shall have ceased and become void in accordance with Article Nine, then and in that case the Indenture and the estate and rights thereby granted shall cease, terminate and be void, and the Trustee shall cancel and discharge the Indenture and execute and deliver to the Company such instruments as the Company shall require to evidence the discharge thereof; otherwise the Indenture shall be and remain in full force and effect; and

IT IS HEREBY COVENANTED AND AGREED, by and between the Company and the Trustee, that all Bonds and coupons, if any, are to be authenticated, delivered and issued, and that all Mortgaged Property is to be held, subject to the further covenants, conditions, uses and trusts in the Indenture set forth, and the Company, for itself and its successor and assigns, hereby covenants and agrees to and with the Trustee and its successors in trust under the Indenture, for the benefit of those who shall hold Bonds, as follows:

ARTICLE I

THE TRUSTEE

The Trustee hereby accepts the trusts hereby declared and provided, and agrees to perform the same upon the terms and conditions in the Indenture set forth and upon the following terms and conditions:

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article Eleven of the Indenture shall apply to this Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and modifications thereof as may be appropriate to make the same conform to this Supplemental Indenture.

ARTICLE II

MISCELLANEOUS PROVISIONS

Except as otherwise defined herein, capitalized terms defined in the Indenture are used herein as therein defined. This Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which when so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, said Ameren Illinois Company has caused this Supplemental Indenture to be executed on its behalf by an Authorized Executive Officer as defined in the Indenture, and its corporate seal to be hereto affixed and said seal and this Supplemental Indenture to be attested by an Authorized Executive Officer as defined in the Indenture; and said The Bank of New York Mellon Trust Company, N.A., as successor trustee to Harris Trust and Savings Bank, in evidence of its acceptance of the trust hereby created, has caused this Supplemental Indenture to be executed on its behalf by its President or one of its Vice Presidents and this Supplemental Indenture to be attested by its Secretary or one of its Vice Presidents; all as of January 15, 2011.

AMEREN ILLINOIS COMPANY

(CORPORATE SEAL)

By:	/s/ Jerre E. Birdsong
Name: Jerre E. Birdsong Title: Vice President and Treasurer

ATTEST:

By:	/s/ Craig W. Stensland
Name: Craig W. Stensland Title: Assistant Secretary

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

successor trustee to

Harris Trust and Savings Bank,

TRUSTEE,

By:	/s/ M. Callahan
Name: M. Callahan Title: Vice President

ATTEST:

By:	/s/ D.G. Donovan
Name: D.G. Donovan Title: Vice President

STATE OF MISSOURI)
ss.
CITY OF ST. LOUIS )

BE IT REMEMBERED, that on this 15th day of January, 2011, before me, the undersigned, a Notary Public within and for the City and State aforesaid, personally came Jerre E. Birdsong, Vice President and Treasurer and Craig W. Stensland, Assistant Secretary, of Ameren Illinois Company, a corporation duly organized, incorporated and existing under the laws of the State of Illinois, who are personally known to me to be such officers, and who are personally known to me to be the same persons who executed as such officers the within instrument of writing, and such persons duly acknowledged that they signed, sealed and delivered the said instrument as their free and voluntary act as such officers and as the free and voluntary act of said Ameren Illinois Company for the uses and purposes therein set forth.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year last above written.

/s/ Danielle R. Moskop
NOTARY PUBLIC

/s/ Danielle R. Moskop
Danielle R. Moskop – Notary Public Notary Seal, State of Missouri – Jefferson County Commission #09745027 My Commission Expires 7/21/2013

My Commission Expires on

(NOTARIAL SEAL)

STATE OF ILLINOIS)
ss.
CITY OF COOK )

BE IT REMEMBERED, that on this 14th day of January, 2011, before me, the undersigned, a Notary Public within and for the County and State aforesaid, personally came M. Callahan, Vice President and D.G. Donovan, Vice President, of The Bank of New York Mellon Trust Company, N.A., a national banking association duly organized, incorporated and existing under the laws of the United States, who are personally known to me to be the same persons who executed as such officers the within instrument of writing, and such persons duly acknowledged that they signed and delivered the said instrument as their free and voluntary act as such Vice President and Vice President, and as the free and voluntary act of said The Bank of New York Mellon Trust Company, N.A. for the uses and purposes therein set forth.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year last above written.

/s/ Robert Cafareill
NOTARY PUBLIC, COOK COUNTY, ILLINOIS

“OFFICIAL SEAL” Robert Cafareill Notary Public, State of Illinois My Commission Expires 11/15/11

My Commission Expires on 11-15-11

(NOTARIAL SEAL)

PROPERTY SCHEDULE

ALEXANDER COUNTY, ILLINOIS

The following described real estate of the Company situated in Alexander County, Illinois: PIN # 11-02-03-122-014

That part of the North half of the Southeast quarter of the Southwest quarter of Section 3, in Township 15 South, Range 3 West of the Third Principal Meridian in Alexander County, Illinois, bounded and described as follows: Beginning at a stone at the Southeast corner of the North half of the Southeast quarter of the Southwest quarter of said Section 3 and running thence North, along the East line thereof, 120 feet; thence West 93 feet, more or less, to the East line of the public highway; thence Southwardly, along the East line of said public highway, 120 feet to the South line of said half-quarter-quarter Section and thence East, along the South line of said half-quarter-quarter Section to the place of beginning.

The following described real estate of the Company situated in Alexander County, Illinois: PIN #s 10-02-03-104-024 + 10-02-10-108-019

Part of the Southeast Quarter of the Southeast Quarter of Section 3 and part of the Northeast Quarter of the Northeast Quarter of Section 10, all in Township 14 South, Range 3 West of the Third Principal Meridian, situated in the County of Alexander and State of Illinois, bounded and described as follows: Beginning at the intersection of the South line of said Section 3 with the Northwesterly right of way line of the Missouri Pacific Railroad, ,said intersection being South 85 degrees 49 minutes West, 401 feet from the Northeast corner of said Section 10; measure thence South 20 degrees 29 minutes West along the said Northwesterly right of way line of said Missouri Pacific Railroad, 70.62 feet; thence South 87 degrees 17 minutes West, 150 feet; thence North 2 degrees 43 minutes West, 150 feet; thence North 87 degrees 17 minutes East, 213.77 feet to the said Northwesterly right of way line of said Missouri Pacific Railroad; thence South 20 degrees 29 minut.es West along said Northwesterly right of way line of said Missouri Pacific Railroad, a distance of 92.38 feet to said intersection, the point of beginning.

ALEXANDER COUNTY

PARCEL 1018-03-03-045-017

A TRACT OF LAND IN THE NORTHWEST 1/4 OF SECTION 6, TOWNSHIP 15 SOUTH, RANGE 1 WEST OF THE 3RD P.M., MORE PARTICULARLY DESCRIBED AS FOLLOWS: BEGINNING AT THE INTERSECTION OF THE NORTHERLY RIGHT-OF-WAY LINE OF THE CHICAGO & EASTERN ILLINOIS RAILROAD COMPANY AND THE EASTERLY RIGHT-OF-WAY LINE OF ROUTE 127; THENCE NORTH 12° 22’ WEST ALONG THE EASTERLY RIGHT-OF-WAY LINE OF SAID ROUTE 127 A DISTANCE OF 140.25 FEET; THENCE NORTH 81° 04’ EAST A DISTANCE OF 147.35 FEET; THENCE SOUTH 12° 53’ EAST A DISTANCE OF 58.35 FEET TO THE NORTHERLY RIGHT-OF-WAY LINE OF SAID CHICAGO & EASTERN ILLINOIS RAILROAD COMPANY; THENCE SOUTH 51° 17’ WEST ALONG SAID NORTHERLY RIGHT-OF-WAY LINE A DISTANCE OF 164.77 FEET TO THE POINT OF BEGINNING.

Schedule

The Company filed substantially similar supplemental indentures in various counties in the State of Illinois to subject to the Lien of the Indenture certain real property owned by CIPS immediately prior to the Merger. The only material difference among these supplemental indentures is the description of the real property set forth on the property schedule being subjected to the Lien of the Indenture, which, by necessity, differs from county to county.

2